CHISHOLM & ASSOCIATES
                   CERTIFIED PUBLIC ACCOUNTANTS
                         P.O. Box 540216
                   North Salt Lake, Utah 84054
                      Office (801) 292-8756
                        Fax (801) 292-8809
_____________________________________________________________________________



November 5, 2001

Securities and Exchange Commission
Washington, D.C. 20549


      Chisholm & Associates has reviewed the 8-K report dated November 1, 2001, for USAOneStar.Net, Inc., and agrees with the statements contained in
Item 4 therein.

Sincerely,


/s/ Chisholm & Associates

Chisholm & Associates
Certified Public Accountants